Exhibit 10.1

Second Amendment
To
Employment Agreement

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Second Amendment”), dated as of May 8, 2020, is made and entered into by and between Peoples Security Bank and Trust Company, a Pennsylvania state chartered bank (the “Bank”), Peoples Financial Services Corp., a Pennsylvania corporation (“Parent”), and Timothy H. Kirtley (the “Executive”).

Recitals

WHEREAS, the Bank and the Executive are parties to that certain Employment Agreement, dated as of September 30, 2016 (the “Original Agreement” and, as amended, changed and modified, the “Agreement”), as amended by that certain First Amendment to Employment Agreement, dated as of December 5, 2017 (the “First Amendment”), which sets forth the terms and conditions of the Executive’s employment by the Bank;

WHEREAS, pursuant to Section 5.9 of the Original Agreement, the Agreement may be changed or modified by an agreement in writing signed by the Executive, the Bank and the Parent; and

WHEREAS, the Executive, the Bank and the Parent desire to execute and deliver this Second Amendment to confirm their written agreement to change and modify the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.Definitions. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Agreement.

2.Amendment of Section 2.5. Section 2.5 of the Agreement is hereby amended by deleting the existing Section 2.5 set forth in the Original Agreement in its entirety and inserting in lieu thereof the following new Section 2.5:

“Change in Control Termination” means the termination of Executive’s employment under this Agreement by the Bank or its successor or assignee without Cause, or by Executive for Good Reason, which occurs within twenty-four (24) months following a Change in Control.

3.Amendment of Section 2.11. Section 2.11 of the Agreement is hereby amended by deleting the existing Section 2.11 set forth in the Original Agreement in its entirety and inserting in lieu thereof the following new Section 2.11:

“Good Reason” means either of the following, without Executive’s prior consent: (i) a reduction in Base Salary of 5% or more; or (ii) Executive being required to relocate to a principal place of employment more than 50 miles from Scranton, Pennsylvania. The events or conditions described in this Section 2.11 will not constitute Good Reason unless: (a) the Executive provides the Company with written objection to the event or condition within 30 days of the first occurrence of such event or condition, (b) the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection and (c) the Executive resigns his employment within 30 days following the expiration of such cure period.

4.No Other Amendments. Except as expressly amended hereby, the provisions of the Original Agreement, as amended by the First Amendment, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Second Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

5.Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws rules of any state. Any legal proceeding arising out of or relating to the Agreement (including, without limitation, this Second Amendment) will be instituted in a state or federal court in the Commonwealth of Pennsylvania, and each of the Executive, the Bank and the Parent hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

7.Counterparts and Facsimiles. This Amendment may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date first written above.

PEOPLES SECURITY BANK AND TRUST COMPANY

By:	/s/	Craig W. Best	05-08-2020
Name:		Craig W. Best	Date
Title:		CEO

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/	Craig W. Best	05-08-2020
Name:		Craig W. Best	Date
Title:		CEO

EXECUTIVE

/s/ Timothy H. Kirtley			5/11/2020
Timothy H. Kirtley			Date